For Immediate Release

Media General, Inc. Announces Fourth Quarter and Full Year 2015 Results

RICHMOND, VA, February 26, 2016 – Media General, Inc. (“Media General” or the “Company;” NYSE: MEG), one of the nation’s largest local media companies, today reported results for the fourth quarter and full year ended December 31, 2015.

Commenting on the Company’s results, President and Chief Executive Officer, Vincent L. Sadusky, said: “2015 was a transformational year for Media General as we successfully integrated the company’s largest group of acquired TV stations and over-achieved our synergy goals. Importantly, we remained focused on executing our strategy and strengthened our business operations. On a comparative basis, our total net revenues for 2015, excluding political advertising, grew 7% versus the prior year. Key drivers were an increase in automotive advertising and pay-TV subscriber fees, which more than offset the decline in digital revenues that occurred while retooling our digital business."

“Looking ahead, we are excited about 2016 as we will realize a full-year of synergies and look forward to the return of political and Olympic advertising. We are also eager to complete our transaction with Nexstar, which will result in a stronger local media company that is better able to serve its communities and advertisers.”

Explanation of GAAP Results
The Company completed its merger with LIN Media LLC ("LIN Media") on December 19, 2014. As a result, its 2014 GAAP financial results for the three and twelve months ended December 31, 2014 included 12 days of LIN Media’s and the acquired stations’ results, but do include the results of divested stations prior to their divestiture.
For informational purposes, the Company has provided Supplemental Combined Company Financial Information on the Investor Relations page of its website, which information is intended to show the historical financial results of LIN Media and Media General on a combined basis. These combined financial results include the results of LIN Media and stations located in Tampa and Colorado Springs that were acquired in connection with the LIN Media merger and a station in Harrisburg that was acquired in September 2014, but exclude the results of stations divested in connection with the merger and the anticipated merger-related synergies. The combined financial results reflect an estimate of the impact as though the loss of the Company’s CBS affiliation in Indianapolis had occurred on January 1, 2014. The station converted to a CW affiliation on January 1, 2015. The Supplemental Combined Company Financial Information does not purport to be indicative of the financial results that would have been achieved had the LIN Media combination transaction occurred as of the beginning of the periods presented, nor is it indicative of the results that may occur in the future.

Summary of Results for the Fourth Quarter 2015 based on GAAP Financial Information

•	Net revenues increased 69% to $366 million, compared to $217 million in the prior year.

•	Net digital revenues increased 223% to $44 million, compared to $14 million in the prior year.

•	Operating income was $55 million, compared to operating income of $39 million in the prior year.

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Adjusted EBITDA increased 35% to $116 million, compared to Adjusted EBITDA of $86 million in the prior year. Included in Adjusted EBITDA was $7 million of losses from the Company's national digital businesses.[1]

•	Earnings per diluted share was $0.12, compared to earnings per diluted share of $0.29 in the prior year.

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Total net debt outstanding (including capital leases) as of December 31, 2015, net of cash, was $2.2 billion, compared to $2.4 billion as of December 31, 2014. Cash and cash equivalent balances as of December 31, 2015 were $41 million, compared to $44 million as of December 31, 2014.

Summary of Results for the Full Year 2015 based on GAAP Financial Information

•	Net revenues increased 93% to $1.3 billion, compared to $675 million in the prior year.

•	Net digital revenues increased 399% to $154 million, compared to $31 million in the prior year.

•	Operating income was $82 million, compared to operating income of $115 million in the prior year. Operating income included a non-cash, goodwill impairment charge of $53 million in the third quarter.

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Adjusted EBITDA increased 58% to $360 million, compared to Adjusted EBITDA of $228 million in the prior year. Included in Adjusted EBITDA was $19 million of losses from the Company's national digital businesses.[1]

•	Loss per diluted share was $0.31, compared to earnings per diluted share of $0.58 in the prior year.

Supplemental Combined Company Financial Information for the Fourth Quarter and Full Year 2015

•	Net revenues decreased 5% to $366 million in the fourth quarter, compared to the prior year. For the full year, net revenues decreased 1% to $1.3 billion, compared to 2014.

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Net local revenues, which include net local advertising revenues and retransmission consent fees, increased 18% to $242 million in the fourth quarter, compared to the prior year. For the full year, local revenues increased 12% to $880 million, compared to 2014.

•	Net national revenues decreased 3% to $59 million in the fourth quarter, compared to the prior year. For the full year, net national revenues decreased 2% to $213 million, compared to 2014.

•	Net political revenues decreased $52 million in the fourth quarter and $93 million in the full year, compared to the prior election year.

•	Net digital revenues decreased 5% to $44 million in the fourth quarter, compared to the prior year. For the full year, net digital revenues decreased 6% to $154 million, compared to 2014.

•	Adjusted EBITDA decreased 23% to $116 million in the fourth quarter, compared to the prior year. For the full year, Adjusted EBITDA decreased 13% to $360 million, compared to 2014.

Recent Operational Highlights

•	Core local and national time sales combined, which excluded political time sales, increased 1% during both the fourth quarter and the full year, compared to the fourth quarter and full year 2014.

•	The automotive category, which represented 27% of gross local and national time sales in the fourth quarter, increased 7%, compared to the prior year.

•	The Company reached 77 new retransmission consent agreements with multichannel video programming distributors in 2015, representing 28% of total subscribers.

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The Company entered into network affiliation agreements with NBC Television Network and ABC Television Network in recent months. All of the Company’s network affiliation agreements expire between 12/31/17 and 12/31/21.

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The Company’s television stations rank number one or number two in local news in 61% of the its broadcast markets.[2] In addition, the Company's television station websites rank number one or number two in 58% of their measured markets.[3]

Key Balance Sheet and Cash Flow Items
The Company has a $150 million revolving credit facility that was undrawn, with $147 million of availability as of December 31, 2015. Consolidated net leverage, as defined in the credit agreement governing the senior secured credit facility, was 5.05x as of December 31, 2015. Components of cash flow in the fourth quarter of 2015 included capital expenditures of $19 million.

1
In the quarter, operating income for the national digital businesses was a loss of $11 million. Adding back depreciation and amortization of $4 million resulted in an Adjusted EBITDA loss of $7 million. In the year-to-date, operating income for the national digital businesses was a loss of $33 million. Adding back depreciation and amortization of $15 million resulted in an Adjusted EBITDA loss of $19 million.

2
Nielsen Media Research November 2015 ratings report; average rank of Media General’s ABC/CBS/FOX/NBC affiliated television stations for Morning, Midday, Early News, Evening News and Late News with Adults 25-54. All Nielsen data included in this release represents Nielsen’s estimates, and Nielsen has neither reviewed nor approved the data included in this release.

3	Comscore, Local Market, December 2015 (three month average), Unique Visitors.

Business Outlook
The Company expects that net revenues for the first quarter of 2016 will increase in the range of 12% to 16% (or $35 million to $46 million), as compared to the prior year.
The Company expects direct operating and selling, general and administrative expenses to increase in the range of 11% to 13% (or $24 million to $28 million) as compared to $206 million in the first quarter of 2015.
The Company’s current outlook for revenues, expenses and cash flow items for the first quarter of 2016, excluding special items, are anticipated to be in the following ranges:

$ millions	First Quarter of 2016
Net broadcast revenues	$301 to $307
Net digital revenues	$31 to $36
Total net revenues	$332 to $343
Direct operating and selling, general and administrative expenses	$230 to $234
Amortization of program rights	$11 to $13
Cash payments for programming	$11 to $13
Corporate and other expenses	$11 to $12
Corporate non-cash share-based compensation expense	$2
Adjusted EBITDA	$82 to $86
Depreciation and amortization of intangibles	$39 to $41
Cash capital expenditures	$6 to $9
Cash interest expense	$26
Principal amortization of term loans and finance lease obligations	$2
Cash taxes	$0
The Company also paid a $60 million one-time break-up fee to Meredith Corporation in January 2016. The Company advises that all of the information and factors set forth above are subject to risks, uncertainties and assumptions (see “Forward-Looking Statements” below), which could individually or collectively cause actual results to differ materially from those projected above.

Conference Call
The Company will hold a conference call to discuss its fourth quarter and full year 2015 results today, February 26, 2016, at 10:00 AM Eastern Time. To participate in the call, please dial 1-888-296-4174 for U.S. callers and 1-719-325-2478 for international callers. The call-in pass code is 9154018. Callers who intend to participate in the call should dial-in 10 minutes before the start of the call to ensure access. The conference call will also be webcast simultaneously from the Company’s website, www.mediageneral.com, and can be accessed there through a link on the home page. For those unavailable to participate in the live teleconference, a replay will be accessible via the Investor Relations section of www.mediageneral.com or by dialing 1-888-203-1112 and entering the same pass code as above. The telephone replay will be available through March 11, 2016.

Access to Non-GAAP Financial Measures and Other Supplemental Financial Data
The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (“GAAP”). Non-GAAP financial measures such as Broadcast Cash Flow (“BCF”), Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted (“Adjusted EBITDA”), Free Cash Flow (“FCF”) and the financial measures reflected in the Supplemental Combined Company Financial Information should not be viewed as alternatives or substitutes for GAAP reporting. However, BCF, Adjusted EBITDA and FCF are common supplemental measures of performance used by investors, lenders, rating agencies and financial analysts. Moreover, the historical Supplemental Combined Company Financial Information reflects financial results for historical periods for the businesses of Media General, LIN Media and Young, which are currently owned by the Company, that investors, lenders, rating agencies and financial analysts may wish to compare to the current financial results of the Company. As a result, these non-GAAP measures can provide certain additional insight about the Company and its stations; the Company’s ability to fund acquisitions, investments and working capital needs; the Company’s ability to service its debt; the Company’s performance versus other peer companies in its industry; and other operating performance trends for its businesses. The Company makes available on its website reconciliations of BCF, Adjusted EBITDA and FCF to its operating income, a GAAP reporting measure and reconciliation of financial measures reflected in the combined financial information to comparable GAAP financial measures. In addition, the Company provides additional information on its website, at the same location, regarding historical revenue by source, pro forma income statement information and certain other components of cash flow. Interested parties should go to the Investor Relations section of www.mediageneral.com.

Forward-Looking Statements
The information discussed in this press release, particularly in the section with the heading “Business Outlook,” includes forward-looking statements about the Company’s future operating results within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company based these forward-looking statements on its current assumptions, knowledge, estimates and projections about factors that could affect its future operations. Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that those assumptions and expectations will prove to be correct. Statements in this press release that are forward-looking include, but are not limited to, changes in direct operating, selling, general and administrative expenses; changes in net broadcast, digital, barter and other revenues; changes in direct operating, selling, general and administrative, station and corporate non-cash share-based compensation, amortization of program rights and corporate and other expenses; and cash payments for programming; depreciation and amortization of intangibles; cash capital expenditures; cash interest expense and principal amortization; and cash tax payments and effective tax rates. These forward-looking statements are subject to various risks, uncertainties and assumptions which may cause these expectations and assumptions not to occur or to differ materially from those outcomes projected in the forward-looking statements. Such risks and uncertainties include, but are not limited to: the impact of the proposed business combination Nexstar Broadcasting Group, Inc., the business combinations with LIN Media and Young and the ability to integrate such entities; volatility of advertising revenue; restrictions on the Company’s operations as a result of its indebtedness; the ability to renew retransmission consent agreements; changes in government regulations and the ability to obtain necessary consents; changes in or terminations of network affiliation agreements; competition; changes in audience share or ratings; and the potential influence of certain shareholders, including Standard General L.P. and its affiliates; and other risks discussed in the Company’s Annual Report on Form 10-K and other filings made with the SEC (which are available on the Investor Relations section of www.mediageneral.com, or at www.sec.gov), which are incorporated in this release by reference. The forward-looking statements included in this release are made only as of the date of this release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required to by applicable law.

About Media General

Media General is one of the nation's largest local media companies that operates or services 71 television stations in 48 markets. Our robust portfolio of broadcast, digital and mobile products informs and engages 23% of U.S. TV households and 43% of the U.S. Internet audience.

Media General has one of the industry's largest and most diverse digital media businesses that includes Federated Media, HYFN and Dedicated Media, all under the LIN Digital banner. With unmatched local-to-national reach and integrated marketing solutions, Media General is a one-stop-shop for agencies and brands that want to effectively and efficiently reach their target audiences across all screens.

Media General trades on the NYSE under the symbol “MEG.” For more information, visit www.mediageneral.com.

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Media General Contact
Courtney Guertin
Director of Marketing and Communications
401-457-9501
cguertin@mediageneral.com